Aldabra Acquisition Corporation

c/o Terrapin Partners LLC
Rockefeller Center
620 Fifth Avenue
3rd Floor
New York, New York 10020

March 16, 2006

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson

Morgan Joseph & Co. Inc.
600 Fifth Avenue
19th Floor
New York, New York 10020
Attn:    Mike Powell

Re:        Investment Management Trust Agreement

Gentlemen:

Reference is made to that certain Investment Management Trust Agreement (the "Agreement"), dated as of February 17, 2005, between Aldabra Acquisition Corporation ("Company") and Continental Stock Transfer & Trust Company. Section 1(c) is hereby deleted in its entirety and replaced with the following:

"(c) In a timely manner, upon the instruction of the Company, to invest and reinvest the Property in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940; as determined by the Company;"

Except as indicated above, the Agreement shall remain in full force and effect.

ALDABRA ACQUISITION CORPORATION
By:	/s/ Jason Weiss
Name: Jason Weiss Title: Chief Executive Officer

Acknowledged and agreed this
16th day of March, 2006

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:	/s/ Steven Nelson Name: Steven Nelson Title: Chairman

The undersigned is required to consent to this amendment pursuant to Section 5(c) of the Investment Management Trust Agreement and hereby does so.

MORGAN JOSEPH & CO. INC.

By:	/s/ Michael Powell Name: Michael Powell Title: Managing Director